      As filed with the Securities and Exchange Commission on September 5, 2000
                                                  Registration No. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                       GreyStone Digital Technology, Inc.
             (Exact name of registrant as specified in its charter)

              Delaware                                   84-1107140
  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                    Identification No.)

              4950 Murphy Canyon Road, San Diego, California 92123
                                  (858)874-7000

                    (Address of principal executive offices)
                               -------------------

             1991 Stock Option Plan of the GreyStone Trading Company

  1994 Stock Option and Stock Bonus Plan of GreyStone Technology, Incorporated

        GreyStone Technology, Incorporated Non-Statutory Option Agreement
                              for Bernard J. Crowe

                           (Full titles of the plans)
                               -------------------

                                Richard A. Smith
                Chairman of the Board and Chief Executive Officer
                       GreyStone Digital Technology, Inc.
              4950 Murphy Canyon Road, San Diego, California 92123
                                  (858)874-7000

            (Name, address and telephone number of agent for service)

                               -------------------

                                   Copies to:

         Carolyn Harris                      Aaron A. Grunfeld, Esq.
         General Counsel                Resch Polster Alpert & Berger LLP
GreyStone Digital Technology, Inc.     10390 Santa Monica Blvd., 4TH Floor
   San Diego, California 92123          Los Angeles, California 90025-5058
          (858)874-7000                          (310) 277-8300

                                       CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                                PROPOSED         PROPOSED
                                                                 MAXIMUM          MAXIMUM
       TITLE OF EACH CLASS                     AMOUNT           OFFERING         AGGREGATE            AMOUNT OF
        OF SECURITIES TO                        TO BE             PRICE           OFFERING           REGISTRATION
          BE REGISTERED                      REGISTERED(1)     PER SHARE(2)       PRICE(2)               FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
  to be issued under the 1991
  Stock Option Plan                              550,000          $6.00         $  3,330,000          $       871

Common Stock, $0.001 par value,
  previously issued or to be issued
  under the 1994 Stock Option Plan             2,000,000         $4.881         $  9,762,936          $     2,577

Common Stock, $0.001 par value,
  to be issued outside plans                     200,000         $1.000         $    200,000          $        53
------------------------------------------------------------------------------------------------------------------
Total                                          2,750,000                        $ 13,262,936          $     3,501

==================================================================================================================

        (1) Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration as provided by the Plan.

        (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, (the "Securities Act"). The price per share and the aggregate offering price are calculated on the basis of the weighted average price at which the issued options may be exercised, and at the average high and low sale prices of the Common Stock as reported on the Nasdaq SmallCap Market on August 29, 2000 for the remainder of the shares subject to the 1994 Stock Option Plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

(a) The Registrant's Registration Statement on Form S-4 declared effective by the Commission on November 12, 1999 (File No. 333-65963).

(b) The Registrant's prospectus filed pursuant to Rule 424(b)3 filed with the Commission on December 14, 1999.

(c) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, filed on June 29, 2000 pursuant to the Exchange Act

(d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, filed on August 14, 2000 pursuant to the Exchange Act.

(e) The Registrant's Registration Statement on Form 8(A) filed on January 14, 2000 pursuant to the Exchange Act.

(f) The Registrant's Current Reports on Form 8-K filed with the Commission on July 12, 2000.

(g) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-4 declared effective by the Commission on November 12, 1999 (File No. 333-63963).


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Individuals at Resch Polster Alpert & Berger LLP, which has provided an opinion of counsel relating to the legality of the securities being offered with this registration statement, have been issued warrants to purchase an aggregate of 200,000 shares of the common stock of the Registrant.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation, as amended, and Bylaws provide for indemnification of its officers, directors, employees and other agents to the maximum extent permitted by the Delaware Law. Registrant has an insurance policy which insures its directors and officers against certain liabilities which might be incurred in connection with the performance of their duties.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMS.

        Not applicable.


ITEM 8. EXHIBITS

EXHIBIT

 NUMBER        DESCRIPTION
--------       -----------
   5.1         Opinion of counsel as to legality of securities being offered

   23.1        Consent of J.H. Cohn LLP

   23.2 Consent of Resch Polster Alpert & Berger LLP (contained in exhibit 5.1)

   99.1*       1991 Stock Option Plan of the GreyStone Trading Company

   99.2*       1994 Stock Option and Stock Bonus Plan of GreyStone Technology,
               Incorporated

   99.3        GreyStone Technology, Incorporated Non-Statutory Stock Option
               Agreement for Bernard J. Crowe


--------------------------
* Previously filed as an exhibit to the Company's Registration Statement on Form S-1 on July 24, 2000 and is incorporated herein by reference.


ITEM 9. UNDERTAKINGS.

        (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

             1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 ((S)239.13 of this chapter) or Form S-8 ((S)239.16(b) of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporations Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 31, 2000.

                                       GREYSTONE DIGITAL TECHNOLOGY, INC.

                                       By: /s/ RICHARD A. SMITH
                                           ------------------------------------
                                           Richard A. Smith
                                           Chairman and Chief Executive Officer
                                           (Principal Executive Officer)


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Smith and Marshall Geller and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date:  August 31, 2000               /s/ RICHARD A. SMITH
                                     ------------------------------------------
                                     Richard A. Smith, Chairman of the Board
                                     and Chief Executive Officer
                                     (Principal Executive Officer)

Date:  August 31, 2000               /s/ MARSHALL GELLER
                                     ------------------------------------------
                                     Marshall Geller, Chief Financial Officer
                                     (Principal Financial & Accounting Officer)

Date:  August 31, 2000
                                     ------------------------------------------
                                     Thomas D. Aldern, Director


Date:  August 31, 2000               /s/ JON M. REYNOLDS
                                     ------------------------------------------
                                     Jon M. Reynolds, Director

Date:  August 31, 2000               /s/ JAMES W. JOHNSTON
                                     ------------------------------------------
                                     James W. Johnston, Director


Date:  August 31, 2000               /s/ ALAN D. STONE
                                     ------------------------------------------
                                     Alan D. Stone, Director


Date:  August 31, 2000
                                     ------------------------------------------
                                     Dr. Malcolm R. Currie, Director

INDEX TO EXHIBITS


 EXHIBIT
  NUMBER       DESCRIPTION
 --------      -----------
   5.1         Opinion of counsel as to legality of securities being offered

   23.1        Consent of J.H. Cohn LLP

   23.2 Consent of Resch Polster Alpert & Berger LLP (contained in exhibit 5.1)

   99.1*       1991 Stock Option Plan of the GreyStone Trading Company

   99.2*       1994 Stock Option and Stock Bonus Plan of GreyStone Technology,
               Incorporated

   99.3        GreyStone Technology, Incorporated Non-Statutory Stock Option
               Agreement for Bernard J. Crowe


--------------------------
* Previously filed as an exhibit to the Company's Registration Statement on Form S-1 on July 24, 2000 and is incorporated herein by reference.